UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 14, 2024

DOLBY LABORATORIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32431	90-0199783
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1275 Market Street San Francisco, CA 94103-1410
(Address of principal executive offices) (Zip Code)

(415) 558-0200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.001 par value	DLB	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On November 14, 2024, Dolby Laboratories, Inc., a Delaware corporation (the “Company”), entered into a Credit Agreement (the “Credit Agreement”) among the Company, certain subsidiaries of the Company party thereto, as guarantors, and Bank of America, N.A., as the lender. The Credit Agreement provides for a $250,000,000 unsecured revolving credit facility, in addition to an uncommitted incremental facility to increase the amount of the revolving credit facility by up to an additional $150,000,000, subject to certain terms and conditions as set forth therein. The Company did not borrow any amount under the Credit Agreement at closing. The Company may use the proceeds of future borrowings under the Credit Agreement for general corporate purposes.

Revolving loans may be borrowed, repaid and reborrowed until November 14, 2029, at which time all amounts outstanding must be repaid. Revolving loans may be prepaid without premium or penalty, subject to customary breakage costs for loans bearing interest with reference to Term SOFR (as defined in the Credit Agreement).

Revolving loans will bear interest, at the Company’s option, at either (i) a floating rate per annum equal to a base rate (the “Base Rate”) plus an applicable margin (adjusted periodically) based upon the Company’s total gross leverage ratio or (ii) a per annum rate equal to Term SOFR plus an applicable margin (adjusted periodically) based upon the Company’s total gross leverage ratio. The applicable margin for Base Rate loans will range from 0.00% to 0.50%. The applicable margin for Term SOFR loans will range from 0.90% to 1.50%.

The Company is required to pay customary fees for a credit facility of this size and type, including a quarterly commitment fee (adjusted periodically) on the unused portion of the commitments at a rate based upon the Company’s total gross leverage ratio.

The obligations under the Credit Agreement are required to be guaranteed by certain material domestic subsidiaries of the Company. The Credit Agreement contains customary affirmative covenants and negative covenants (and customary baskets and exceptions with respect thereto) for a credit facility of this size and type, including covenants that require delivery of financial statements and notices of events of default and covenants that limit the ability of the Company and its subsidiaries to incur debt and grant liens, to undertake certain consolidations, and to enter into certain transactions with their respective affiliates. The Credit Agreement also requires the Company to maintain a total gross leverage ratio of no greater than 3.0 to 1.0 as of the last day of each fiscal quarter.

The Credit Agreement includes customary events of default (subject to customary grace periods), including payment defaults, inaccuracy of representations or warranties in any material respect, violation of covenants, cross-default to other material indebtedness, bankruptcy and insolvency events, material judgments, certain ERISA defaults, invalidity of the loan documents, and a change of control. The occurrence of an event of default could result in the termination of the lenders’ commitments and the acceleration of the obligations under the Credit Agreement, if any. Under certain circumstances, a default interest rate will apply on the obligations during the existence of certain specified events of default under the Credit Agreement at a per annum rate equal to 2.00% above the otherwise applicable interest rate.

The lender under the Credit Agreement and its affiliates have engaged in, and may in the future engage in, other commercial dealings in the ordinary course of business with the Company or its affiliates, including the provision of financial, banking and related services. These parties have received, and in the future may receive, compensation from the Company for these services.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Credit Agreement, a copy of which is filed as Exhibit 10.1 hereto.

Item 2.02	Results of Operations and Financial Condition.

The following information is intended to be furnished under Item 2.02 of Form 8-K, “Results of Operations and Financial Condition.” This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On November 19, 2024, the Company issued a press release announcing its financial results for its fiscal quarter and fiscal year ended September 27, 2024. The full text of the press release is furnished as Exhibit 99.1 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 8.01	Other Events

Declaration of Dividend

On November 19, 2024, the Company announced a cash dividend of $0.33 per share of Class A and Class B Common Stock, payable on December 10, 2024 to stockholders of record as of the close of business on December 3, 2024.

Disclosure Channels to Disseminate Information

The Company disseminates information to the public about the Company, its products, services and other matters through various channels, including the Company’s website (www.dolby.com), investor relations website (http://investor.dolby.com), SEC filings, press releases, public conference calls and webcasts, in order to achieve broad, non-exclusionary distribution of information to the public. The Company encourages investors and others to review the information it makes public through these channels, as such information could be deemed to be material information.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Credit Agreement, dated as of November 14, 2024, among Dolby Laboratories, Inc., certain subsidiaries of Dolby Laboratories, Inc. party thereto, as guarantors, and Bank of America, N.A. as the Lender

99.1	Press Release of Dolby Laboratories, Inc. dated November 19, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOLBY LABORATORIES, INC.

By:	/s/ Andy Sherman
Andy Sherman Executive Vice President, General Counsel and Corporate Secretary

Date: November 19, 2024